TRANSFER AGENT AGREEMENT


THIS AGREEMENT is made and entered into on this 10th day of December, 1991, by and between Aetna Series Fund, Inc., a Maryland corporation (hereinafter referred to as the "Series Fund") whose shares of beneficial interest are divided into separate series (hereafter referred to singly as "Fund" or collectively as "Funds") and First Wisconsin Trust Company, a corporation organized under the laws of the state of Wisconsin (hereinafter referred to as the "Agent").

                              W I T N E S S E T H:

WHEREAS, the Series Fund is registered as an open-end management investment company under the Investment Company Act of 1940; and

WHEREAS, the Agent is a trust company regulated under Wisconsin law, registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit to its customers;

NOW, THEREFORE, the Series Fund and the Agent do mutually promise and agree as follows:

1.       Terms of Appointment; Duties of the Agent

         Subject to the terms and conditions set forth in this Agreement, the Series Fund hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent for each of the Funds.

         The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), and shall, among other things, do the following:

         A. Receive orders for the purchase of shares, with prompt delivery, where appropriate, of payment and supporting documentation to the custodian for each Fund;

         B. Process purchase orders and issue the appropriate number of uncertificated shares to be held in the appropriate shareholder account;

         C. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to each Fund's custodian;

         D. Pay monies (upon receipt from each Fund's custodian, where relevant) in accordance with the instructions of redeeming shareholders;



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

         E. Process transfers of shares of a Fund in accordance with authorized instructions from record or beneficial owners;

         F.       Process exchanges between the Funds;

         G. Prepare and transmit payments for Funds' dividends and distributions declared by the Series Fund;

         H. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

         I. Record the issuance of shares of each Fund and maintain, pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, a daily record of the total number of shares of each of the Funds which are authorized, issued and outstanding;

         J. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

         K. Mail shareholder reports and prospectuses to current shareholders;

         L. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

         M. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions of the Funds as agreed upon with the Series Fund; and

         N. Provide a Blue Sky System which will enable the Series fund to monitor the total number of shares of each Fund sold in each state. In addition, the Series Fund shall identify to the Agent in writing those transactions and assets to be treated as exempt from each Fund's Blue Sky reporting responsibility for each state. The responsibility of the Agent for the Fund's Blue Sky state registration status is solely limited to the initial compliance by the Funds and the reporting of such transactions to the Funds.

         O. Review with the Series Fund its internal standards of performance from time to time.


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

2.       Compensation

         The Series Fund agrees to pay the Agent, in accordance with the fee schedule set forth in Exhibit 1 hereto for performance of the duties listed in this Agreement, and to reimburse the Agent for reasonable related out-of-pocket expenses including, but not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses.

         These fees and reimbursable expenses may be changed from time to time by mutual written agreement of the Series Fund and the Agent.

         The Series Fund agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of monthly bills therefor.

3.       Representations of Agent

         The Agent represents and warrants to the Series Fund that:

         A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

         B. It is duly qualified to carry on its business in the state of Wisconsin;

         C. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

         D. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement; and

         E. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.       Representations of the Series Fund

         The Series Fund represents and warrants to the Agent that:

         A. The Series Fund is registered as an open-end diversified management investment company under the Investment Company Act of 1940;

         B. The Series Fund is a corporation duly organized, existing, and in good standing under the laws of Maryland;

         C. The Series Fund is empowered under applicable laws and by its Certificate of Incorporation and bylaws to enter into and perform this Agreement;

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

         D. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         E. The Series Fund will substantially comply with all applicable requirements of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction; and

         F. A registration statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933 and will become effective prior to the shares of the Funds being offered for sale and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Funds being offered for sale.

5.       Covenants of Funds and Agents

         The Series Fund shall furnish the Agent a certified copy of the resolution of the Board of Directors of the Series Fund authorizing the appointment of the Agent and the execution of this Agreement. The Series Fund shall provide to the Agent a copy of its Certificate of Incorporation, bylaws and all amendments.

         The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may reasonably deem advisable or as the Series Fund may reasonably request, and in any event as may be required under applicable federal securities law. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Series Fund and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Series Fund on and in accordance with its request.

6.       Indemnification; Remedies Upon Breach

         The Agent agrees to use reasonable care and act in good faith in performing its duties hereunder.

         Notwithstanding the foregoing, the Agent shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, national or state emergencies, fire, mechanical or equipment failure, flood or catastrophe, acts of God, insurrection or war. In the event of a mechanical breakdown beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data, and the correcting of any errors resulting from such a breakdown will be at the Agent's expense. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is


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

available. Representatives of the Series Fund shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

         The Series Fund will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities for expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the Agent's bad faith or negligence, and arising out of or in connection with the Agent's duties hereunder.

         Further, the Series Fund will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of the negligence of the Series Fund or its principal underwriter (unless contributed to by the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonable believed by the Agent to have originated from the record or beneficial owner of the subject shares; or as a result of Agent acting upon any instructions executed or orally communicated by a duly authorized officer or employee of the Series Fund according to such lists of authorized officers and employees furnished to the Agent and as amended from time to time in writing by a resolution of the Board of Directors of the Series Fund; or as a result of acting in reliance upon any genuine instrument signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same.

         In order for this section to apply, it is understood that if in any case the Series Fund may be asked to indemnify or hold harmless the Agent, the Series Fund shall be advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use reasonable care to notify the Series Fund promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Series Fund. The Series Fund shall have the option to defend the Agent against any claim which may be the subject of this indemnification and, in the event that the Series Fund so elects, the Agent will so notify the Series Fund, and thereupon the Series Fund shall take over complete defense of the claim and the Agent shall sustain no further legal or other expenses in such situation for which the Agent shall seek indemnification under this section. The Agent will in no case confess any claim or make any compromise in any case in which the Series Fund will be asked to indemnify the Agent, except with the Series Fund's prior written consent.

         In the event that it is determined that the Agent has breached its responsibilities under this contract, the Series Fund's sole and exclusive remedies shall be:

         A.       Termination of the Agreement;

         B. To collect damages directly and actually incurred in a sum up to but not in excess of fifty percent (50%) of any fees received by the Agent during the period of twelve (12) months immediately preceding the Agent's performance or failure to perform which constituted a material breach of this Agreement;



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

         C. To submit a claim for damages directly incurred by the Series Fund as a consequence of the Agent's failure to perform which constituted a material breach of this Agreement, and which act, nonact or event was covered under the Agent's blanket bond policy or policies, in which event the Agent agrees to indemnify and hold the Series Fund harmless solely to the extent of the Agent's best efforts to include the Series Fund's claim as a loss payee under the filing of a proof of loss under such policy; and

         D. To reprocess and correct administrative errors at the Agent's own expense.

         Regardless of the foregoing, the Agent shall not be liable to the Series Fund or to any third party for any indirect or consequential damages.

7.       Confidentiality

         The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Series Fund and its shareholders and shall not disclose such information to any other party, except after prior notification to and approval in writing by the Series Fund, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

8.       Covenant Not to Compete

         The Agent Agrees not to compete with or in any way interfere with Aetna Life and Casualty Company and its affiliates' existing 401(k) customers, and further agrees to treat such customer files confidentially as that term is described in Paragraph 7.

9.       Additional Series

         The Series Fund is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each such portfolio established by the Series Fund, now or in the future, be covered by the terms and conditions of this agreement. The Funds covered under this agreement at the time of its execution are: Aetna Money Market Fund, Aetna Bond Fund, Aetna Fund, Aetna Growth and Income Fund, Aetna International Growth Fund.

10.      Wisconsin Law to Apply

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin, except as such laws may be superseded or pre-empted by Federal law.


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


11.      Amendment, Assignment, Termination and Notice

         A. This Agreement may be amended by the mutual written consent of the parties.

         B. This Agreement may be terminated upon ninety (90) days' written notice given by one party to the other.

         C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

         D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party.

         E. In the event that the Series Fund gives to the Agent written intention to terminate this Agreement and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

         F. Should the Series Fund exercise its right to terminate this Agreement, all out-of-pocket expenses associated with the movement of records and material will be paid by the Series Fund.

Aetna Series Fund, Inc.                         First Wisconsin Trust Company

By:      /s/ Shaun P. Mathews                   By:     /s/ Joe D. Redwine
         -----------------------                        ----------------------

Attest:  /s/ George N. Gringold                 Attest: /s/ Andrea Lydolph
         -----------------------                        ----------------------
         Secretary                                      Assistant Secretary



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


                          FIRST WISCONSIN TRUST COMPANY
                      TRANSFER AGENT SERVICES FEE SCHEDULE
                                       FOR

                             AETNA MONEY MARKET FUND

$19.00 per shareholder account on the first 20,000 accounts
$18.50 per shareholder account on the next 30,000 accounts
$18.00 per shareholder account on the balance


$1.00 per transaction in excess of 4 transactions per account per year

$24,000 annual minimum fee

Fees billed on a monthly basis

Plus out-of-packet expenses including, but not limited to:

         -   Telephone
         -   Postage
         -   Programming
         -   Retention of Records
         -   Stationary/Envelopes
         -   Mailing
         -   Insurance
         -   Proxy Activities
         -   All other out-of-pocket expenses

Plus, with respect to Automatic Investment Plan:

         $125.00 per monthly or bi-monthly cycle for all funds in group $ 0.50 per Fund account set-up and/or change
         $ 0.35 per item on first 10,000 items
         $ 0.25 per item on the next 15,000 items
         $ 0.20 per item on the balance
         $ 3.25 per correction, reversal or return item



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

                          FIRST WISCONSIN TRUST COMPANY
                      TRANSFER AGENT SERVICES FEE SCHEDULE
                                       FOR

                                 AETNA BOND FUND
                                 THE AETNA FUND
                           AETNA GROWTH & INCOME FUND
                         AETNA INTERNATIONAL GROWTH FUND

$13.00 per shareholder account on the first 20,000 accounts
$12.50 per shareholder account on the next 30,000 accounts
$12.00 per shareholder account on the balance

$12,000 annual minimum fee PER FUND

The aforementioned fees apply to each Fund individually and are billed on a monthly basis

Plus out-of-packet expenses including, but not limited to:

         -   Telephone
         -   Postage
         -   Programming
         -   Retention of Records
         -   Stationary/Envelopes
         -   Mailing
         -   Insurance
         -   Proxy Activities
         -   All other out-of-pocket expenses

Plus, with respect to Automatic Investment Plan:

         $125.00 per monthly or bi-monthly cycle for all funds in group $ 0.50 per Fund account set-up and/or change
         $  0.35 per item on first 10,000 items
         $  0.25 per item on the next 15,000 items
         $  0.20 per item on the balance
         $  3.25 per correction, reversal or return item


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

                          FIRST WISCONSIN TRUST COMPANY
                              MUTUAL FUND SERVICES

                              MUTUAL FUND CUSTODIAL
                           QUALIFIED PLAN FEE SCHEDULE
                              (BILLED TO INVESTORS)


                                                                       Defined
                                                                     Contribution             403(b)(7)               401(k)
                                            IRA Accounts            Plan Accounts           Plan Accounts          Plan Accounts
                                         --------------------    ---------------------   --------------------    ------------------
Acceptance Fee per Plan                                                $  8.00                $  8.00                $  8.00

Annual Maintenance Fee per Account             $10.00                    10.00                  10.00                  10.00

Transfer to Successor Trustee                   15.00                    15.00                  15.00                  15.00

Transfer from Prior Trustee                     12.00                    12.00                  12.00                  12.00

Distribution to a Participant                   15.00                    15.00                  15.00                  15.00

Refund of Excess Contribution                   15.00                    15.00                  15.00                  15.00

Systematic Withdrawal Plan
Distributions
     (annual Charge)                            15.00                    15.00                  15.00                  15.00

Any Outgoing Wire     $7.50

Telephone Exchange    $5.00

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